Registration No. _________

                         SECURITIES AND EXCHANGE COMMISSION
                                 Washington, DC 20549

                                       FORM S-8
                               REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933

                          CHINA XIN NETWORK MEDIA CORPORATION
         ----------------------------------------------------------------
                  (Exact name of issuer as specified in its charter)

                       Commission file number: 000-29915
                       ---------------------------------

                      CHINA XIN NETWORK MEDIA CORPORATION
                      -----------------------------------
        (Exact name of small business issuer as specified in its charter)

            FLORIDA                                     65-0786722
-------------------------------            -------------------------------
(State or other jurisdiction of           (IRS Employer Identification No.)
 incorporation or organization)


             1111 Brickell Avenue, 11th Floor, Miami, Florida 33131
             ------------------------------------------------------
                 (Address of principal executive offices)

                              Tel: (514) 820-9347
                            -------------------------
                           (Issuer's telephone number)

                               CONSULTING AGREEMENT
                             (Full title of the Plan)

                             Mr. Jean-Francois Amyot
                                  CEO & Chairman
                          China Xin Network Media Corp.
                         1111 Brickell Avenue, 11th Floor
                              Miami, Florida 33131
                                 (514) 820-9347

             (Name, address and telephone number of agent for service)

   Approximate date of commencement of sales pursuant to the Plan: From time to time after the effective date of this Registration Statement.

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
Title of Securities  Amount to be  Proposed Maximum   Proposed Maximum   Total
to be	             Registered(1) Offering Price per Aggregate Offering Reg.
Registered                         Share (a)          Price              Fee
-------------------------------------------------------------------------------
Common stock         6,000,000    $ 0.053 (2)	      $318,000          $25.73
-------------------------------------------------------------------------------

(1) If, as a result of stock splits, stock dividends, or similar transactions, the number of securities purported to be registered on this registration statementchanges, the provisions of Rule 416 shall apply to this registration statement,and this registration statement shall cover the additional securities resulting from such split, dividend or similar transaction.(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, and computed on the basis of 6,000,000 shares of common stock of the Registrant, $0.053 per share based on the average of the closing bid and ask price per share of the common stock as quoted by the NationalAssociation of Securities Dealers Automated System on November 14, 2003.


EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register 6,000,000 shares of Common Stock of the Registrant, for issuance granted under the Registrant's Consulting Agreement.

Pursuant to Rule 428(b)(1), promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the information required by Part I of Form S-8 will be sent or given to employees, as specified in such Rule, in the form of a prospectus that meets the requirements of Section 10(a) of the Securities Act. In accordance with the instructional Note to Part I of Form S-8, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.

                                      PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

The following documents are incorporated by reference in the registration statement: Form 10-KSB for the period ended June 30, 2003 and June 30, 2002; Forms 10-KSB-A filed on October 28, 2003; Forms 8-K filed on November 11, 2003, October 29, 2003,May 15, 2003, November 6, 2002, November 5, 2002, September 12, 2002, January 11, 2002, December 21, 2001 and November 28, 2001; Forms 8-K-A filed on March 15, 2002, February 6, 2002, January 11, 2002 and January 4, 2002; Quarterly Reports on Form 10-QSB for the quarters ended September 30 ,2003, March 31, 2003, December 31,2002, September 30, 2002, March 31, 2002, December 31, 2001 and September 30, 2001; and Quarterly Reports on Form 10-QSB-A filed on May 27, 2003, March 28, 2002, March 18, 2002 and December 31, 2001.

All documents subsequently filed by the registrant pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable. The class of securities to be offered under this registration statement is registered under Section 12 of the Securities Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Reference is hereby made to the provisions of the Florida Revised Statutes which provides for indemnification of directors and officers under certain circumstances.

At present the Company has not entered into individual indemnification agreementswith its officers and/or directors. However, the Company's by-laws provide a comprehensive indemnification provision which provides that the Company shall indemnify, to the fullest extent under Florida law, its directors and officers against certain liabilities incurred with respect to their service in such capacities. In addition, the by-laws provide that the personal liability of directors and officers of the Company and its stockholders for monetary damages will be limited.

Indemnification under the Company's Articles and Bylaws is nonexclusive of any other right such persons may have under statute, agreement, bylaw or action of the Board of Directors or shareholders of the corporation.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

No.  Description

4.1  Consulting Agreement dated October 31, 2003 between Registrant and
     Jason Lake
4.2  Consulting Agreement dated October 31, 2003 between Registrant and
     Trevor Vale
5.1  Opinion of Stewart A. Merkin, Esq., P.A., dated November 14, 2003
24.2 Consent of Auditor, Frank Laposta C.A., dated November 14, 2003

ITEM 9.  UNDERTAKINGS.

(a)   The undersigned registrant hereby undertakes:
         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
            (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement
                 (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the nformation set forth in the registration statement;
           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to
      be presented by Article 3 or Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arisingunder the Securities Act of 1933 may be permitted to directors, officers and controlling persons or the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Miami, Florida on November 14, 2003.


CHINA XIN NETWORK MEDIA CORP.

By: //s JEAN-FRANCOIS AMYOT
--------------------------
JEAN-FRANCOIS AMYOT
President, CEO & Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                            Date

// JEAN-FRANCOIS AMYOT
----------------------
Jean-Francois Amyot           President, CEO, Chairman
                              and Director                   November 14, 2003


//  BENOIT BRIERE
---------------------
Benoit Briere                 Director                       November 14, 2003






                                  EXHIBIT INDEX

No.         Description
4.1         Consulting Agreement dated Otober 31, 2003 between Registrant and
            Jason Lake
4.2         Consulting Agreement dated Otober 31, 2003 between Registrant and
            Trevor Vale
5           Opinion of Stewart A. Merkin, Esq., P.A.
24.2	      Consent of auditor Frank La Posta C.A.

Exhibit 4.1
                             CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT is made as of the 31st day of October 2003, by and between Jason Lake ("Lake"), having a principal place of business located at 1655 Dellbrook, Pickering, Ontario, and China Xin Network Media Corporation. ("CXN"), having a principal place of business located at 1111 Brickell Avenue, 11th Floor, Miami, Florida 33131.

RECITALS:

Lake is engaged in business development and management consulting, and CXN desires to retain Lake as a consultant and Lake agrees to act as a consultant for CXN for the above purpose as well as for other reasonably related consulting services upon the terms and conditions set forth below.

NOW THEREFORE, in consideration of their mutual promises made herein, and for other good and valuable consideration, receipt of which is hereby acknowledged by each party, the parties, intending to be legally bound, hereby agree follows:

I. Recitals:
The parties agree that the foregoing recitals are true and correct and are incorporated herein by reference.

II. Engagement:
CXN hereby engages and Lake hereby accepts such engagement upon the terms and conditions set forth in this Agreement.

     A. Duties: Lake is hereby engaged by CXN to perform work and render services in connection with providing business development and management consulting including, but not limited to the following:

        1. Marketing Research;
        2. Marketing Plan;
        3. Contribute to the business plan;
        4. Corporate and product branding;

     B. Terms: Subject to the terms of this Agreement relating to termination, the term of this Agreement shall commence as of the date of this Agreement and shall continue in full force and effect for a term of 12 months from the date hereof (the "initial term"), subject to termination in article III and may be renewed for successive periods of 12 months thereafter by the mutual written agreement of the parties hereto made at least one (1) month prior to the expiration of such term, each a "renewal term" and collectively, the "renewal terms".

     C. Fee Structure:
        1. Time is of the Essence: Time is of the essence with respect to the parties' respective obligations under this Agreement.

        2. Amount of Fee: In consideration of the services to be performed by Lake during the Initial Term, CXN hereby agrees to issue to Lake a total of three million (3,000,000) shares which will be registered with the Securities in Exchange Commission on Form S-8.

        3. Time of Issuance of Shares: The shares issued to Lake hereunder shall be issued upon execution of this Agreement.


     D. Expense Reimbursement: CXN shall reimburse Lake for all reasonable expenses incurred. All reimbursements shall be made promptly upon submission and approval of an expense report to CXN. Expense approval will be according to the CXN guidelines.

     E. Independent Contractors: In all matters relating to this Agreement and otherwise, the parties hereto shall be and act as independent contractors, neither shall be the employee or agent of the other, and each shall assume any and all liabilities for its own acts. Neither party shall have any authority to create any obligations, express or implied, on behalf of the other party and neither party shall have any authority to represent the other party as an employee or in any capacity other than as herein provided. Lake agrees to make every effort necessary to reach the goals established for Lake by CXN and to perform the duties assigned in a superlative manner. Lake agrees to avoid any situation that might generate a conflict between its interest(s) and the interest(s) of CXN; Lake agrees to notify the President and Chief Executive Officer of CXN immediately should such a situation arise. The parties agree to use their best efforts to resolve any conflict, should one arise.


III. Termination:
This Agreement may be terminated by the written notice of either party hereto sent to the other party hereto. This Agreement shall be binding on the parties hereto for the Term provided herein, unless terminated as provided herein. Either party can terminate this Agreement at its sole discretion at any time during the term of this Agreement for any reason or no reason upon giving the other party 90 days written notice.

IV. Arbitration:
Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, or its interpretation or effectiveness, and which is not settled between the parties themselves, shall be settled by binding arbitration in Miami, Florida and judgment upon the award may be entered in any court having jurisdiction thereof. Nothing, however, contained herein shall limit Consultant's rights to injunctive relief as out in Paragraph V of this Agreement. The prevailing party in any litigation, arbitration or mediation relating to collection of fees, or any other matter under this Agreement, shall be entitled to recover all its costs, if any, including without limitation reasonable attorney's fees, from the other party for all matters, including, but no limited to, appeals.

V. Confidential Information:
As a CXN contractor, Lake will have access to confidential information, more particularly customer and supplier lists, pricing lists, marketing strategies, sales techniques and policies, sales and distribution data information, processes, revenues, practices, methods, contracts, agreements, software, data base, plans, industrial secrets, inventions, ideas which are privileged and confidential information that remain at all times CXN property, as the case may be. Lake hereby acknowledges and agrees that during the term of this Agreement and following the termination of this Agreement with CXN, regardless of reason, Lake shall not to divulge any confidential information regarding CXN unless it has obtained the prior written approval of CXN. Lake agrees to keep the terms and conditions of this Agreement confidential.

VI. Intellectual Property:
Lake acknowledges that, in the course of this Agreement, whether Lake has or has not participated in the conceptualization, improvement and/or amendment, in whole or in part, ownership of invention rights, such as patents, draftsmanship, trademarks and royalties, as well as their application, are the sole property of CXN in the United States, Canada and worldwide. Furthermore, Lake undertakes never to claim, contest or contravene, directly or indirectly, to any other intellectual property rights, patents, draftsmanship, trademarks and royalty of CXN.

Finally, Lake hereby sells, assigns and transfers to CXN,its entire worldwide right, title and interest in and to any such intellectual property and waives moral rights thereto.

VII. Non-competition:
Lake agrees that, during the term of this Agreement and for a period of twelve
(12) months following termination of this Agreement, Lake will not compete directly or indirectly, in any capacity whatsoever, in any business, venture or activity which is similar to the business carried on by CXN. This agreement not to compete shall apply to the United States, Canada and worldwide. In addition to this agreement not to compete as aforesaid, Lake agrees that if it terminates or is requested to leave CXN at any time, Lake will not solicit any of the employees or customers of CXN for a period of twenty-four (24) months following termination of this Agreement.

VIII. Injunctive Relief:
Lake agrees that his violation or threatened violation of any of Paragraph VII hereunder shall cause immediate and irreparable harm to CXN and, in such event, an injunction restraining Lake from such violation may be entered against Lake in addition to any other relief available to CXN.

IX. Representations and Warranties:
The parties hereto each represent, warrant, covenant and agree that they each has the right to enter into this Agreement; that Lake is not a party to any agreement or understanding whether or not written which would prohibit Lake's or CXN's performance of its obligations hereunder or using any proprietary information of any other party which Lake or CXN is legally prohibited from using. A breach of this Paragraph IX shall be grounds for immediate termination of this Agreement.

X. Indemnification and Hold Harmless Clause:
Each party to this Agreement agrees to indemnify and hold harmless the other party against any losses, claims, liabilities, damages and the like, joint or several, to which the other directly or indirectly may become subject to in connection with and arising out of the services which are the subject of this Agreement, except as may be the direct cause of the gross negligence or wilful misconduct of the party seeking indemnification.

XI. Notice:
Any notice given or required to be given under this Agreement shall be in writing and service thereof shall be sufficient if sent be hand or by telex or telegram, facsimile transmission or other similar means of communication if confirmed by mail, or by certified mail, return-receipt requested, with postage prepaid, directly to the parties' respective addresses hereinabove set forth. Each party may, from time to time, by like written notice, designate a different address to which notice should thereafter be sent.

XII. Survival:
The covenants contained in this Agreement shall survive the termination of this Agreement, for whatever reason, and shall be binding on the parties.

XIII. Binding Effect:
The terms of the Agreement shall be binding upon the respective parties hereto, their heirs, their owners, co-owners, partners, associates, employers, affiliates, subsidiaries, parent companies, nominees, representatives, employees, agents, consultants, successors and assigns.

XIV. Assignment:
This Agreement and the rights and obligations hereunder may not be assigned or delegated by either party without the prior consent of the other party.

XV. Choice of Law:
This Agreement is made in the State of Florida, and all that is related to the execution, construction, validity, interpretation and performance of this Agreement and to all other issues or claims arising hereunder, shall be governed and controlled by the laws of the State of Florida.

XVI. Venue:
The State of Florida shall be proper venue for any and all litigation and other proceedings involving this Agreement.

XVII. Counterparts:
This Agreement may be signed in more than one counterpart, in which case each counterpart shall constitute an original of this Agreement.

XVIII. Severability:
In the event that any term, covenant, or condition of this Agreement or the application thereof to any party or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or non enforceable, shall not be affected thereby; and each term, covenant, or condition of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law.

XIX. Modification:
No amendment, modification, or waiver of this Agreement or any provision hereof shall be valid unless in writing duly signed by the parties hereto, which writing specifically refers to this Agreement and states that it is an amendment, modification, or waiver.

XX. Entire Agreement:
This Agreement represents the entire agreement between the parties to this Agreement concerning its subject matter, and any and all prior representations and agreements with respect to such subject matter, if any, are merged herein and are superseded by this Agreement.

XXI. Construction:
Paragraph headings are for convenience only and are not intended to expand or restrict the scope or substance of the provisions of this Agreement. Whenever used herein, the singular shall include the plural, the plural shall include the singular, and pronouns shall be read as masculine, feminine, or neuter as the context requires.


IN WITNESS WHEREOF, the parties have signed this Agreement as of the effective date.

CXN.

Date: October 31, 2003

//s JEAN-FRANCOIS AMYOT
-----------------------
Jean-Francois Amyot
President, CEO & Chairman


Date: October 31, 2003


//s JASON LAKE
--------------
Jason Lake

Exhibit 4.2
                             CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT is made as of the 31st day of October 2003, by and between Trevor Vale ("Vale"), having a principal place of business located at 380 Rector Place, Suite 10F, New York, NY 10280, and China Xin Network Media Corporation. ("CXN"), having a principal place of business located at 1111 Brickell Avenue, 11th Floor, Miami, Florida 33131.

RECITALS:

Vale is engaged in business development and management consulting, and CXN desires to retain Vale as a consultant and Vale agrees to act as a consultant for CXN for the above purpose as well as for other reasonably related consulting services upon the terms and conditions set forth below.

NOW THEREFORE, in consideration of their mutual promises made herein, and for other good and valuable consideration, receipt of which is hereby acknowledged by each party, the parties, intending to be legally bound, hereby agree follows:

I. Recitals:
The parties agree that the foregoing recitals are true and correct and are incorporated herein by reference.

II. Engagement:
CXN hereby engages and Vale hereby accepts such engagement upon the terms and conditions set forth in this Agreement.

     A. Duties: Vale is hereby engaged by CXN to perform work and render services in connection with providing business development and management consulting including, but not limited to the following:

        1. Marketing Research;
        2. Marketing Plan;
        3. Contribute to the business plan;
        4. Corporate and product branding;

     B. Terms: Subject to the terms of this Agreement relating to termination, the term of this Agreement shall commence as of the date of this Agreement and shall continue in full force and effect for a term of 12 months from the date hereof (the "initial term"), subject to termination in article III and may be renewed for successive periods of 12 months thereafter by the mutual written agreement of the parties hereto made at least one (1) month prior to the expiration of such term, each a "renewal term" and collectively, the "renewal terms".

     C. Fee Structure:
        1. Time is of the Essence: Time is of the essence with respect to the parties' respective obligations under this Agreement.

        2. Amount of Fee: In consideration of the services to be performed by Vale during the Initial Term, CXN hereby agrees to issue to Vale a total of three million (3,000,000) shares which will be registered with the Securities in Exchange Commission on Form S-8.

        3. Time of Issuance of Shares: The shares issued to Vale hereunder shall be issued upon execution of this Agreement.


     D. Expense Reimbursement: CXN shall reimburse Vale for all reasonable expenses incurred. All reimbursements shall be made promptly upon submission and approval of an expense report to CXN. Expense approval will be according to the CXN guidelines.

     E. Independent Contractors: In all matters relating to this Agreement and otherwise, the parties hereto shall be and act as independent contractors, neither shall be the employee or agent of the other, and each shall assume any and all liabilities for its own acts. Neither party shall have any authority to create any obligations, express or implied, on behalf of the other party and neither party shall have any authority to represent the other party as an employee or in any capacity other than as herein provided. Vale agrees to make every effort necessary to reach the goals established for Vale by CXN and to perform the duties assigned in a superlative manner. Vale agrees to avoid any situation that might generate a conflict between its interest(s) and the interest(s) of CXN; Vale agrees to notify the President and Chief Executive Officer of CXN immediately should such a situation arise. The parties agree to use their best efforts to resolve any conflict, should one arise.


III. Termination:
This Agreement may be terminated by the written notice of either party hereto sent to the other party hereto. This Agreement shall be binding on the parties hereto for the Term provided herein, unless terminated as provided herein. Either party can terminate this Agreement at its sole discretion at any time during the term of this Agreement for any reason or no reason upon giving the other party 90 days written notice.

IV. Arbitration:
Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, or its interpretation or effectiveness, and which is not settled between the parties themselves, shall be settled by binding arbitration in Miami, Florida and judgment upon the award may be entered in any court having jurisdiction thereof. Nothing, however, contained herein shall limit Consultant's rights to injunctive relief as out in Paragraph V of this Agreement. The prevailing party in any litigation, arbitration or mediation relating to collection of fees, or any other matter under this Agreement, shall be entitled to recover all its costs, if any, including without limitation reasonable attorney's fees, from the other party for all matters, including, but no limited to, appeals.

V. Confidential Information:
As a CXN contractor, Vale will have access to confidential information, more particularly customer and supplier lists, pricing lists, marketing strategies, sales techniques and policies, sales and distribution data information, processes, revenues, practices, methods, contracts, agreements, software, data base, plans, industrial secrets, inventions, ideas which are privileged and confidential information that remain at all times CXN property, as the case may be. Vale hereby acknowledges and agrees that during the term of this Agreement and following the termination of this Agreement with CXN, regardless of reason, Vale shall not to divulge any confidential information regarding CXN unless it has obtained the prior written approval of CXN. Vale agrees to keep the terms and conditions of this Agreement confidential.

VI. Intellectual Property:
Vale acknowledges that, in the course of this Agreement, whether Vale has or has not participated in the conceptualization, improvement and/or amendment, in whole or in part, ownership of invention rights, such as patents, draftsmanship, trademarks and royalties, as well as their application, are the sole property of CXN in the United States, Canada and worldwide. Furthermore, Vale undertakes never to claim, contest or contravene, directly or indirectly, to any other intellectual property rights, patents, draftsmanship, trademarks and royalty of CXN.

Finally, Vale hereby sells, assigns and transfers to CXN,its entire worldwide right, title and interest in and to any such intellectual property and waives moral rights thereto.

VII. Non-competition:
Vale agrees that, during the term of this Agreement and for a period of twelve
(12) months following termination of this Agreement, Vale will not compete directly or indirectly, in any capacity whatsoever, in any business, venture or activity which is similar to the business carried on by CXN. This agreement not to compete shall apply to the United States, Canada and worldwide. In addition to this agreement not to compete as aforesaid, Vale agrees that if it terminates or is requested to leave CXN at any time, Vale will not solicit any of the employees or customers of CXN for a period of twenty-four (24) months following termination of this Agreement.

VIII. Injunctive Relief:
Vale agrees that his violation or threatened violation of any of Paragraph VII hereunder shall cause immediate and irreparable harm to CXN and, in such event, an injunction restraining Vale from such violation may be entered against Vale in addition to any other relief available to CXN.

IX. Representations and Warranties:
The parties hereto each represent, warrant, covenant and agree that they each has the right to enter into this Agreement; that Vale is not a party to any agreement or understanding whether or not written which would prohibit Vale's or CXN's performance of its obligations hereunder or using any proprietary information of any other party which Vale or CXN is legally prohibited from using. A breach of this Paragraph IX shall be grounds for immediate termination of this Agreement.

X. Indemnification and Hold Harmless Clause:
Each party to this Agreement agrees to indemnify and hold harmless the other party against any losses, claims, liabilities, damages and the like, joint or several, to which the other directly or indirectly may become subject to in connection with and arising out of the services which are the subject of this Agreement, except as may be the direct cause of the gross negligence or wilful misconduct of the party seeking indemnification.

XI. Notice:
Any notice given or required to be given under this Agreement shall be in writing and service thereof shall be sufficient if sent be hand or by telex or telegram, facsimile transmission or other similar means of communication if confirmed by mail, or by certified mail, return-receipt requested, with postage prepaid, directly to the parties' respective addresses hereinabove set forth. Each party may, from time to time, by like written notice, designate a different address to which notice should thereafter be sent.

XII. Survival:
The covenants contained in this Agreement shall survive the termination of this Agreement, for whatever reason, and shall be binding on the parties.

XIII. Binding Effect:
The terms of the Agreement shall be binding upon the respective parties hereto, their heirs, their owners, co-owners, partners, associates, employers, affiliates, subsidiaries, parent companies, nominees, representatives, employees, agents, consultants, successors and assigns.

XIV. Assignment:
This Agreement and the rights and obligations hereunder may not be assigned or delegated by either party without the prior consent of the other party.

XV. Choice of Law:
This Agreement is made in the State of Florida, and all that is related to the execution, construction, validity, interpretation and performance of this Agreement and to all other issues or claims arising hereunder, shall be governed and controlled by the laws of the State of Florida.

XVI. Venue:
The State of Florida shall be proper venue for any and all litigation and other proceedings involving this Agreement.

XVII. Counterparts:
This Agreement may be signed in more than one counterpart, in which case each counterpart shall constitute an original of this Agreement.

XVIII. Severability:
In the event that any term, covenant, or condition of this Agreement or the application thereof to any party or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or non enforceable, shall not be affected thereby; and each term, covenant, or condition of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law.

XIX. Modification:
No amendment, modification, or waiver of this Agreement or any provision hereof shall be valid unless in writing duly signed by the parties hereto, which writing specifically refers to this Agreement and states that it is an amendment, modification, or waiver.

XX. Entire Agreement:
This Agreement represents the entire agreement between the parties to this Agreement concerning its subject matter, and any and all prior representations and agreements with respect to such subject matter, if any, are merged herein and are superseded by this Agreement.

XXI. Construction:
Paragraph headings are for convenience only and are not intended to expand or restrict the scope or substance of the provisions of this Agreement. Whenever used herein, the singular shall include the plural, the plural shall include the singular, and pronouns shall be read as masculine, feminine, or neuter as the context requires.


IN WITNESS WHEREOF, the parties have signed this Agreement as of the effective date.

CXN.

Date: October 31, 2003

//s JEAN-FRANCOIS AMYOT
-----------------------
Jean-Francois Amyot
President, CEO & Chairman


Date: October 31, 2003


//s TREVOR VALE
--------------
Trevor Vale

Exhibit 5


                                  LAW OFFICE
                                      OF
                               STEWART A. MERKIN
                                ATTORNEY AT LAW
                          RIVERGATE PLAZA, SUITE 300
                              444 BRICKELL AVENUE
                             MIAMI, FLORIDA 33131
                            e-mail: merkmia@aol.com

Tel.: (305) 357-5556                               Fax:  (305) 358-2490


November 14, 2003

China Xin Network Media Corp.
1111 Brickel Avenue
Miami, Florida 331331

Dear Sir:

I have acted as special counsel to China Xin Network Media Corp., a Florida corporation (the "Corporation"), in connection with the offering of 6,000,000 shares if its Common Stock to consultants of the Corporation. The offering of the shares is to be made pursuant to a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement".

Please be advised that I am of the opinion that the Corporation's Common Stock has been duly authorized by the Corporation and, when issued in accordance with the terms and conditions set forth in the Registration Statement, will be validly issued by the Corporation and fully paid and non-assessable.

I consent to the use of our name in the Registration Statement and the filing of this letter as an exhibit to the Registration Statement.

Very truly yours,


//s STEWART A. MERKIN
----------------------------
Stewart A. Merkin, Esq., P.A.

Exhibit 24.2


                  CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

November 14, 2003


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports relating to the financial statements of China Xin Network Media Corp. contained in the Registrant's Form 10-KSB for the period ended June 30, 2003 and June 30, 2002; Forms 10-KSB-A filed on October 28, 2003; Forms 8-K filed on November 11, 2003, October 29, 2003, May 15,2003, November 6, 2002, November 5, 2002, September 12, 2002, January 11,
2002, December 21, 2001 and November 28, 2001; Forms 8-K-A filed on March 15, 2002, February 6, 2002, January 11, 2002 and January 4, 2002; Quarterly Reports on Form 10-QSB for the quarters ended September 30 ,2003, March 31, 2003, December 31,2002, September 30, 2002, March 31, 2002, December 31, 2001 and September 30,2001; and Quarterly Reports on Form 10-QSB-A filed on May 27, 2003, March 28, 2002, March 18, 2002 and December 31, 2001. and to all references to our firm appearing in such Registration Statement. Such financial statements are in accordance with United States Generally Accepted Accounting Principles.


//s FRANCO LA POSTA
--------------------
Franco La Posta, C.A.


Montreal, Quebec, Canada